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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated May 23, 1995 on our audit of the consolidated financial statements and financial statement schedule of Silicon Valley Research Inc. for the year ended March 31, 1995 appearing on page 3 of Exhibit 99.1 of Silicon Valley Research, Inc.'s Report on Form 8-K dated September 17, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.
San Jose, California
September 17, 1997